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 CHICAGO                       FIRSTAR CENTER                         SAN DIEGO
 JACKSONVILLE             777 EAST WISCONSIN AVENUE               SAN FRANCISCO
 LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367              TALLAHASSEE
 MADISON                  TELEPHONE (414) 271-2400                        TAMPA
 MILWAUKEE                FACSIMILE (414) 297-4900             WASHINGTON, D.C.


                                                  May 18, 1998


Northland Cranberries, Inc.
800 First Avenue South
P.O. Box 8020
Wisconsin Rapids, WI  54494-8020

Gentlemen:

          We have acted as counsel for Northland Cranberries, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-3 Registration Statement intended to be initially filed with the Securities and Exchange Commission on or about May 1, 1998 ("Registration Statement"), including the Prospectus constituting a part thereof ("Prospectus"), relating to the registration under the Securities Act of 1933, as amended ("Act"), of up to 5,000,000 of shares of the Company's Class A Common Stock, $.01 par value per share ("Shares"), to be sold by the Company in the manner set forth in the Registration Statement and Prospectus and 750,000 additional Shares granted to the underwriters solely to cover over-allotments, if any. In connection therewith, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company's Articles of Incorporation and Bylaws; (iii) proceedings of the Board of Directors of the Company relating to the authorization for issuance of the Shares; and
(iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the corporate laws of the State of Wisconsin.

          2. The Shares, when the price thereof has been determined by action of the Company's Chief Executive Officer pursuant to the authority vested in him by the Company's Board of Directors and when issued and paid for as described in the Registration Statement and Prospectus, will be legally issued, fully paid and non-assessable and no personal liability will

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Foley & Lardner

Northland Cranberries, Inc.
May 5, 1998
Page 2

attach to the ownership thereof, except for all debts owing to employees of the Company for services performed therefor, but not exceeding six months service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and as such section may be interpreted by a court of law.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of
Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

                              Very truly yours,



                              FOLEY & LARDNER